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                                                                    EXHIBIT 10.2

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT dated November 13, 2003, by and between STANDARD MANAGEMENT CORPORATION, an Indiana corporation (hereinafter called "Pledgor") and THE CIT GROUP/EQUIPMENT FINANCING, INC., a Delaware corporation (hereinafter called "Pledgee").

         WHEREAS, Pledgor is entering into a Senior Secured Credit Agreement of even date herewith (the "Credit Agreement") with Pledgee pursuant to which Pledgee has agreed to extend certain credit accommodations on the condition, inter alia, that all the issued and outstanding capital stock of STANDARD LIFE INSURANCE COMPANY OF INDIANA (the "Company"), an Indiana corporation, be pledged to Pledgee;

         WHEREAS, Pledgor is the owner of 100% of the issued and outstanding capital stock of the Company; and

         WHEREAS, Pledgor has determined that its execution, delivery and performance of this Pledge Agreement directly benefit and are within the corporate purposes and in the best interests of Pledgor.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. All terms used in this Pledge Agreement which are defined in the Credit Agreement and not otherwise defined herein, shall have the same meanings as set forth in the Credit Agreement.

         2. As security for the due and punctual payment of all indebtedness and obligations of Pledgor under the Credit Agreement, the Notes and the Loan Documents and for all of Pledgor's Obligations (all such indebtedness and obligations being hereinafter collectively referred to as the "Secured Obligations"), Pledgor hereby pledges to Pledgee and grants to Pledgee a security interest in all of the issued and outstanding shares of common stock of the Company and in the proceeds thereof. The shares hereby pledged, together with any shares hereafter issued by the Company by way of a stock dividend, split or other distribution or reclassification, are hereinafter referred to as "Pledged Shares". Pledgor is herewith delivering to Pledgee the certificates representing the Pledged Shares accompanied by stock powers duly executed in blank, with signatures guaranteed.

         3.       Pledgor hereby represents, warrants and covenants as follows:

                  (a) The Pledged Shares are, and shall be at all times, duly authorized, validly issued, fully paid and nonassessable shares and shall at all times constitute not less than 100% of the issued and outstanding shares of each class of stock of the Company.

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                  (b)      The Pledged Shares shall at all times be free and
clear of any security interests, mortgages, pledges, liens, encumbrances and restrictions on the transfer thereof other than those created by this Pledge Agreement or that exist under the applicable insurance laws of the States of Indiana and Mississippi, as appliable; and Pledgor will not suffer or permit any security interests, mortgages, pledges, liens, encumbrances or restrictions to attach to the Pledged Shares or transfer or attempt to transfer any interest in the Pledged Shares without the written consent of Pledgee.

                  (c) Pledgor will not permit the Company to issue any additional shares of capital stock of any class, or to reclassify any of its issued and outstanding shares of capital stock unless all such shares shall forthwith be delivered to Pledgee accompanied by stock powers duly executed in blank with signatures guaranteed to be held by Pledgee as part of the Pledged Shares in accordance with the terms hereof.

                  (d) Without affecting the rights of Pledgee hereunder, any collateral security for the Secured Obligations, and any guarantee or surety therefor, may be exchanged, sold, surrendered, released, modified or otherwise dealt with in accordance with the terms of any present or future agreement between Pledgee and Pledgor or any guarantor or surety, including any agreement permitting Pledgee to take unilateral action with respect thereto.

                  (e) The execution, delivery and performance by the Pledgor of this Agreement does not require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except (i) such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof or (ii) as contemplated by the proviso contained in paragraph 5 below.

         4. Unless an Event of Default shall has occurred and is continuing under the Credit Agreement, Pledgor shall be entitled to vote or consent with respect to the Pledged Shares, to receive cash dividends thereon, and to have and exercise all other rights as a holder of the Pledged Shares in any manner not inconsistent with or in violation of the terms of the Credit Agreement or this Pledge Agreement.

         5. Upon the occurrence and during the continuance of any Event of Default, the following provisions shall govern the right of Pledgee to realize upon the Pledged Shares, in addition to any rights and remedies available in law or equity, and in addition to the rights and remedies provided in the Credit Agreement, provided however that Pledgee shall not have the right to vote, give consents or waivers, sell, transfer or otherwise dispose of, or in any manner exercise control over the Pledged Shares without obtaining, to the extent required by law, the prior approval (including any hearing required by law) of the Indiana Department of Insurance and any other applicable regulatory body or agency (including the Mississippi Department of Insurance for as long as Dixie is domesticated in that state):

                  (a) Unless Pledgee agrees otherwise in writing, only Pledgee shall be entitled to vote or consent or take any other action with respect to the Pledged Shares, and Pledgor

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hereby irrevocably constitutes and appoints Pledgee its proxy and attorney in fact, with full power of substitution to do so, and agrees, if so requested, to execute or cause to be executed appropriate irrevocable proxies therefor in addition to and separate from this Agreement.

                  (b) Pledgee shall not be required to make any demand upon or pursue or exhaust any of its rights or remedies against Pledgor or any other person with respect to the payment of the Secured Obligations, or to pursue or exhaust any of its rights or remedies with respect to the Pledged Shares or any other collateral held in respect of the Secured Obligations, or any direct or indirect guaranty thereof. Pledgee shall not be required to marshal the Pledged Shares or any other collateral for or guaranty of the Secured Obligations or to resort to the Pledged Shares or any such other collateral or guaranty in any particular order and all of the rights granted to Pledgee hereunder and under all other agreements relating to the Secured Obligations shall be cumulative. To the extent not prohibited by applicable law, Pledgor hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of, and does hereby covenant not to assert against Pledgee, any valuation, stay, appraisement, extension, or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Pledge Agreement or in respect of any Pledged Shares. Without limiting the generality of the foregoing, Pledgor hereby agrees that it will not invoke or utilize any law which might cause delay in, or impede, the enforcement of the rights of Pledgee under this Pledge Agreement, and hereby waives the same. IN ADDITION, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, PLEDGOR HEREBY WAIVES ANY RIGHT TO PRIOR NOTICE (EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT) OR JUDICIAL HEARING IN CONNECTION WITH THE TAKING POSSESSION OR THE DISPOSITION OF ANY OF THE PLEDGED SHARES, INCLUDING, WITHOUT LIMITATION, ANY SUCH RIGHT WHICH PLEDGOR WOULD OTHERWISE HAVE.

                  (c) The Pledged Shares may be sold for cash or other value in any manner of lots at brokers' board, public auction or private sale without demand, advertisement or notice (excepting only that Pledgee shall give Pledgor ten (10) days' prior written notice of the time and place of any public sale or the time after which a private sale may be made, which notice Pledgor and Pledgee hereby agree to be reasonable). At any sale or sales of the Pledged Shares (except at private sale), Pledgee may bid for and purchase the whole or any part of the property and rights so sold and upon compliance with the terms of such sale may hold, exploit and dispose of such property and rights without further accountability to Pledgor, except with respect to the proceeds of such sale or sales. Pledgor will execute and deliver, or cause to be executed and to be delivered, such instruments and documents and shall supply or cause to be supplied such further information and take such further action as Pledgee shall require in connection with such sale.

                  (d) The proceeds of all sales and any other monies received by Pledgee with respect to the disposition of Pledged Shares shall be applied as follows:

                           i) First, to the payment of the costs and expenses of such sale or sales, and the reasonable attorneys' fees incurred by Pledgee;

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                           ii)      Second, any surplus then remaining, to the
                  payment of the Secured Obligations; and

                           iii) Third, any surplus then remaining shall be paid to Pledgor.

                  (e) Pledgor shall use its best efforts to cause the issuer, transfer agent, or registrar of the Pledged Shares to take all such actions and execute all such documents as may be necessary or appropriate, upon the request of Pledgee, including, but not limited to the following:

                           i) to remove any restrictive legends placed on the Pledged Shares that are not required legally to appear on the Pledged Shares held by Pledgee;

                           ii) after an Event of Default, to effect any sale or sales of Pledged Shares in accordance with Rule 144 and any other applicable rules under the Securities Act of 1933; and

                           iii) after an Event of Default, to effect any sale or other disposition of the Pledged Shares in any lawful public or private sale or other disposition.

         6. Upon the occurrence and during the continuance of any Event of Default, Pledgee shall be entitled to receive all cash dividends and other dividends or distributions on the Pledged Shares, and Pledgee at its option shall have the right to transfer into its name or that of its nominee any and all of the Pledged Shares, subject to the proviso set forth in paragraph 5 above.

         7. Pledgor shall at any time and from time to time, execute and deliver upon the written request of Pledgee further documents and do further acts and things as Pledgee may reasonably request to effect the purposes of this Agreement, including, without limitation, delivering to Pledgee upon the occurrence of an Event of Default irrevocable proxies with respect to the Pledged Shares in a form satisfactory to Pledgee, subject to the proviso set forth in paragraph 5 above. Until receipt thereof, this Agreement shall constitute Pledgor's proxy to Pledgee or its nominee to vote all of the Pledged Shares then registered in Pledgor's name at any and all such times as Pledgee has the right to vote such shares pursuant to the terms of this Pledge Agreement, subject to the proviso set forth in paragraph 5 above. The power of attorney granted hereby is coupled with an interest and is irrevocable.

         8. No delay or omission on the part of Pledgee in exercising any right under this Pledge Agreement, the Credit Agreement, and the other Loan Documents shall operate as a waiver or relinquishment of such right and no such waiver or relinquishment shall be effective except under the conditions set forth in paragraph 12 of this Pledge Agreement.

         9. Pledgee's sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Shares in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with the Pledged Shares in the same manner as Pledgee deals with similar securities for its own account. Neither Pledgee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Shares or for any delay in doing so nor shall Pledgee be under any

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obligation to sell or otherwise dispose of any Pledged Shares upon the request of the Pledgor or otherwise.

         10. This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, and shall inure to the benefit of the holders from time to time of any evidence of indebtedness created pursuant to the Credit Agreement.

         11. All notices and other communications provided for hereunder shall be effective if given in accordance with the provisions of the Credit Agreement.

         12. This Pledge Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana without reference to conflict of laws principles. Neither this Pledge Agreement nor any term hereof may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

                           [SIGNATURE PAGE TO FOLLOW]

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         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                   STANDARD MANAGEMENT CORPORATION

                                   By: /s/ Stephen M. Coons      Corporate Seal)
                                      ---------------------------

                                   Title: Executive Vice President and Secretary

                                   THE CIT GROUP/EQUIPMENT
                                   FINANCING, INC.

                                   By: /s/ John Ikazaki
                                      ---------------------------

                                   Title: Vice President, Funding

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